AGREEMENT OF LEASE

AGREEMENT OF LEASE made as of the February 14, 2018, by and between Mawlt, Inc., a Delaware corporation having a principal place of business at 24 N. Main Street, Pennington, New Jersey 08534 (hereinafter referred to as "Landlord"), and OncoSec Medical Incorporated, a Nevada corporation having a principal place of business at 5820 Nancy Ridge Drive, San Diego, California 92121 (hereinafter referred to as "Tenant").

WHEREAS the Landlord is the owner of real property known as and located at 24 N. Main Street, Pennington, New Jersey (the "Building"); and

WHEREAS the Landlord now desires to lease to the Tenant, and the Tenant now desires to lease from the Landlord, the entire second and third floors of the Building (but excluding the areas under the eaves) consisting of approximately 3,079 rentable square feet (the "Premises").

NOW, THEREFORE,in consideration of the premises and the mutual promises, terms and conditions described below, the parties hereby agree as follows:

ARTICLE I

1. RENT

1.1 Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Premises for a term of 26 months commencing on the day that is 15 days after the date first written above (the "Effective Date"), and ending at midnight one day before the day that is 26 months after the Effective Date (the "Term"). Notwithstanding anything herein to the contrary, and provided Tenant complies with the provisions of ARTICLE VII and ARTICLE X below, as of the date on which this Lease is fully executed and delivered to both parties the Tenant, its agents and representatives may access the Premises for the limited purpose of installing telephone, Internet and data wiring therein.

1.2 Tenant hereby covenants and agrees to pay, when due, the following basic rent ("Basic Rent"): (a) for each of the first five months of the Term, $3,079.00/month; (b) for each of the sixth through twelfth months of the Term, $6,158.00/month; and (c) for each of the thirteenth through twenty-sixth month of the Term, $6,286.29/month. Basic Rent shall be payable in equal monthly installments on the first day of each calendar month during the Term in advance, without set-off, demand or deduction, at the office of Landlord, or such other place as Landlord may designate. If the first and last months of the Term are partial calendar months, then the Basic Rent payable therefor shall be prorated. Notwithstanding any provision hereof to the contrary, Basic Rent for the period commencing on the first day of the Term through the first complete calendar month of the Term shall be paid on or before the Effective Date.

1.3 Beginning on the Effective Date, Tenant shall pay to Landlord, as additional rent (the "Additional Rent"), all other sums, charges, and payments required to be paid by Tenant to Landlord under this Lease, whether or not the same are designated as Additional Rent. If any sum or charge is not paid at the time provided in this Lease, then it shall be collectible as Additional Rent with the next monthly installment of Base Rent; provided that nothing contained herein shall be deemed to suspend or delay the payment of such sum or charge, or to limit any right or remedy of Landlord with respect to its nonpayment.

1.4 Any installment or installments of Basic Rent or Additional Rent accruing hereunder, and all other sums payable by Tenant hereunder which are not paid when due (without regard to any otherwise applicable cure period), shall bear interest until paid at the rate of 10%/year (unless such rate shall be unlawful, in which case the highest permitted legal rate shall apply). In addition, if Tenant is delinquent more than ten days in the payment of any Basic Rent or Additional Rent, then it shall pay to the Landlord a late charge equal to five cents for each Dollar of Base Rent or Additional Rent which is delinquent.

1.5 In addition to any other fee to which Landlord is entitled hereunder, upon Landlord's first receipt of a returned check from Tenant, Landlord shall immediately be entitled to an administrative fee from Tenant in an amount equal to the lesser of $50.00 or the highest such fee permitted by law, in addition to any related charges imposed by Landlord's banking institution. In addition to any other fee to which Landlord is entitled hereunder, upon Landlord's receipt of a second returned check from Tenant: (A) Landlord shall be immediately entitled to receive an administrative fee from Tenant in an amount equal to the lesser of $100.00 or the highest such fee permitted by law, in addition to any other related charges imposed by Landlord's banking institution, for such returned check and all returned checks Landlord receives thereafter; and (B) Landlord may require, in its sole discretion, that all future payments from Tenant be rendered in the form of cashier's checks made payable to Landlord. Tenant's failure to object to any statement, invoice or billing generated by Landlord

("Billing") within a period of thirty days after receipt thereof shall constitute a waiver of any right Tenant may have to contest such Billing, and shall serve as Tenant's acceptance thereof.

ARTICLE II

2. USE

2.1 The Premises are to be used by Tenant only as and for its own general offices and for related administrative purposes. Neither Tenant nor any of Tenant's servants, agents, employees, invitees or licensees shall damage, disfigure or injure the Premises or the Building or the land on which said Building is located (collectively the Real Property"); nor shall Tenant allow the emission of any offensive odors or noise from the Premises. Any equipment or machines used by Tenant within the Premises which may interfere with the use or enjoyment of any other tenant or occupant of the Building or which may be heard from any public area in or about the Building shall be placed and maintained by Tenant, at Tenant's sole expense, in a sound proof setting such as cork, rubber or vibration eliminators to eliminate any such noise or vibration. Smoking shall not be permitted anywhere in the Building.

2.2 If any governmental inspection, license or permit, shall be required for the proper and lawful conduct of Tenant's business in the Premises, or any part thereof, Tenant, at its expense shall duly procure such inspection, license and/or permit, and thereafter maintain same, and shall submit the same for inspection by Landlord. Tenant shall, at all times, comply with the terms and conditions of each such license or permit.

2.3 Tenant shall not store, place or allow the storing or placement of any materials, debris or other obstructions of any nature in any hallway, lobby or other public areas of the interior of the Real Property or on the sidewalk, parking area or other area or areas abutting or adjacent to the Real Property.

2.4 Tenant shall not place anything on any floor of the Premises that will create a load in excess of the load per square foot that such floor was designed to carry.

2.5 Tenant shall not move any heavy equipment or bulky matter, including, but not limited to safes or large equipment or furniture, into or out of the Building without first obtaining Landlord's consent which consent shall not be unreasonably withheld, conditioned or delayed. If the movement of such items requires any special handling, all such work shall be done in full compliance with applicable laws, ordinances, codes, rules and regulations and any other applicable governmental requirements. All such movements shall be made during hours designated by Landlord which will least interfere with the normal operation of the Building, and all damage directly or indirectly caused by such movement shall be promptly repaired by Tenant at Tenant's expense.

ARTICLE III

3. ACCEPTANCE

When Tenant takes possession of the Premises, Tenant shall be deemed to have accepted the Premises as being satisfactory and in good condition as of the date of such possession, subject to latent defects of which Tenant gives notice to Landlord within thirty (30) days thereafter.

ARTICLE IV

4. COMPLIANCE WITH LAWS AND INSURANCE REQUIREMENTS

4.1 Tenant shall not do, or permit anything to be done in or to the Premises, or bring or keep anything therein which will, in any way, increase the cost of fire and extended coverage or public liability insurance on the Real Property, or invalidate or conflict with the fire and extended coverage insurance or public liability insurance policies covering the Real Property, any Building fixtures, or any personal property kept therein, or obstruct or interfere with the rights of Landlord or of other tenants, or in any other way injure or annoy Landlord or other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with the present or future laws, rules, or regulations of any town, village, city, county, state, or federal government, or any agency or quasi-governmental agency, or any fire insurance rating organization having jurisdiction over the Real Property (jointly and severally "Governmental Authority"). Tenant hereby indemnifies and will hold Landlord harmless of and from all liability for injury to persons or damage occurring on the Premises, in the Building, or on the Real Property whether occasioned by any act or omission of Tenant, or Tenant's agents, servants, employees, invitees, or licensees. Tenant agrees that any increase in insurance premiums on the Building or contents caused by the occupancy

of Tenant and any expense or cost incurred in consequence of negligence, carelessness, or willful action of Tenant, Tenant's agents, servants, employees, invitees or licensees, shall be reimbursed to Landlord within ten (10) days of demand therefor. Any amounts payable by Tenant hereunder shall be deemed Additional Rent.

ARTICLE V

5. PERSONAL PROPERTY TAXES

Tenant agrees to pay all taxes imposed on the personal property of Tenant, the conduct of its business, and its use and occupancy of the Premises.

ARTICLE VI

6. COMMON AREAS; OPERATING EXPENSES

6.1 Tenant shall have the right, in common with all other tenants in the Building, to use certain areas in and around the Building designated by Landlord from time to time as common areas, which may include hallways, stairs, elevators, sidewalks, parking areas, and landscaped and natural areas (the "Common Areas"). Landlord shall operate, maintain, and insure the Common Areas for their intended purposes in such a manner as Landlord shall determine to be necessary or appropriate, including, without limitation, the closure, modification, alteration of or other change to any part of the Common Areas as Landlord determines to be necessary or appropriate.

6.2 Tenant shall pay to Landlord, as Additional Rent, an amount equal 52.7% ("Tenant's Pro-Rata Share") of the increases in the Real Property's Operating Expenses (as defined below) over the Base Year (as defined below) expenses for such items. To the extent the Term does not include complete calendar years, Tenant's share of such expenses shall be pro-rated based on the number of days of the Term during such calendar year divided by the number of days in such calendar year. Tenant's Pro-Rata Share shall be recalculated by Landlord from time to time when either the numerator (the Premises' square footage) or the denominator (the Building's square footage) changes for any reason.

6.3 "Operating Expenses" means the expenses incurred by Landlord for operating and maintaining the Real Property, including, without limitation, for gas, electric, water, sewer, fire and life safety, security, landscaping, snow/ice and storm debris removal, management fees, real property taxes (including any and all costs incurred by Landlord in connection with any review, challenge and/or appeal of the real estate taxes), all insurance maintained by the Landlord covering the Building, its occupants and the personal property and fixtures therein, and repairs and maintenance to mechanical and structural systems.

6.4 "Base Year" means 2018. Landlord represents that the 2017 real property taxes attributable to the Real Property were $17,864.00 ($3.37/sq. ft.), and that 2017 Operating Expenses (other than for real property taxes) were approximately $5.38/sq. ft.

6.5 Tenant shall be responsible for separately arranging and paying for janitorial service and trash collection at and from the Premises, and the costs of such services are not included in the Basic Rent or Additional Rent.

ARTICLE VII

7. RULES AND REGULATIONS

Tenant, on behalf of itself and its employees, agents, servants, invitees, and licensees, agrees to comply with the Rules and Regulations with respect to the Real Property annexed hereto as Exhibit A and incorporated herein. Landlord shall have the right to make reasonable amendments thereto from time to time for the safety, care, and cleanliness of the Real Property, the preservation of good order therein, and the general convenience of all the tenants and Tenant agrees to comply with such amended Rules and Regulations, after twenty (20) days written notice thereof from Landlord. All such amendments shall apply to all tenants in the Building, and will not materially interfere with the use and enjoyment of the Premises or the parking lot by Tenant.

ARTICLE VIII

8. LANDLORD'S RIGHT OF ENTRY

8.1 Landlord and Landlord's agents and representatives shall have the right to enter into or upon the Premises, or any part thereof, at all reasonable hours by notifying Tenant 24 hours in advance for the

following purposes: (1) examining the Premises; (2) accessing the third floor eaves area; (3) making such repairs or alterations therein as may be necessary in Landlord's sole judgment for the safety and preservation thereof and the Building; (4) erecting, maintaining, repairing, or replacing wires, cables, conduits, vents or plumbing equipment running in, to, or through the Premises; (5) showing the Premises to prospective purchasers or lessees of the Building or to prospective mortgagees or to prospective assignees of any such mortgagees or others; and/or (6) showing the Premises to prospective new tenants of the Premises during the last year of the Term. However, Landlord shall give Tenant prior notice, oral or otherwise, before commencing any non-emergency repair or alteration.

8.2 Landlord may enter upon the Premises at any time in case of emergency without prior notice to Tenant.

8.3 Landlord, in exercising any of its rights under this ARTICLE, shall not be deemed guilty of an eviction, or disturbance of Tenant's use or possession of the Premises and shall not be liable to Tenant for same. The Basic Rent and Additional Rent as defined in this Lease shall in no way abate while said repairs or alterations are being made unless they do not render all or part of the Premises uninhabitable and continue for more than 15 days.

8.4 All work performed by or on behalf of Landlord in or on the Premises pursuant to this ARTICLE shall be performed with as little inconvenience to Tenant's business as possible, and in such manner as not unreasonably to interfere therewith.

ARTICLE IX

9. MAINTENANCE BY TENANT

Tenant shall take good care of the Premises throughout the Term and shall preserve same in the condition delivered to Tenant at the start of the Term, normal wear and tear excepted. Tenant further agrees not to injure, overload, deface, or commit waste of the Premises, the Building or the Real Property. Tenant shall be responsible for all injury or damage of any kind or character to the Real Property, including the windows, floors, walls, ceilings, lights, electrical equipment, and HVAC equipment, caused by Tenant or by anyone using or occupying the Premises by, through, or under the Tenant excluding any preexisting condition. Landlord shall repair the same and Tenant shall pay the costs incurred therefor to Landlord immediately upon demand. If the Premises become infested with vermin, Tenant shall, at Tenant's expense, cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such extermination as shall be approved by Landlord. In addition to the foregoing, repairs to the Premises' interior walls, fixtures, equipment and mechanical systems that cost less than $250.00/repair shall be the responsibility of the Tenant, and if Tenant fails to effect such a repair then Landlord may repair the same and Tenant shall pay the costs incurred therefor to Landlord immediately upon demand.

MAINTENANCE BY LANDLORD

Landlord shall be responsible for making all structural repairs and shall maintain, repair and replace all plumbing, heating, air conditioning, and electrical systems, and mechanical fixtures (exclusive of fixtures installed by or on behalf of Tenant), which shall be standard for the Building, when required, and maintain and make repairs to the exterior of the Building, except those repairs or replacements arising from the negligence of Tenant, its agents, servants, employees, licensees, or invitees, which shall be the sole responsibility of Tenant.

ARTICLE X

10. ALTERATIONS OR IMPROVEMENTS BY TENANT

10.1 Tenant shall make no changes in or to the Premises of any nature without Landlord's prior written consent which shall not be unreasonably withheld, delayed or conditioned. Subject to the aforementioned consent of Landlord, Tenant at Tenant's sole expense, may hire contractors approved by Landlord, or Landlord may elect, on Tenant's behalf, to make such alterations, installations, additions, or improvements in or to the Premises (collectively "Tenant Alterations") which are non-structural and which do not affect utility services, plumbing, electrical lines, sprinkler systems, HVAC systems or any other mechanical systems, in or to the Premises or Building or which involve any drywall construction. All such Tenant Alterations shall, upon installation, become the property of Landlord and shall remain upon and be surrendered with the Premises, unless otherwise required by Landlord to be removed by Tenant upon the expiration or termination of this Lease, or unless Tenant, by notice to Landlord no later than thirty (30) days prior to the Termination Date, requests Landlord's consent to remove same. If Landlord so consents the same shall be removed from the

Premises by Tenant prior to the end of the Term at Tenant's sole expense. Nothing in this ARTICLE shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment, but upon removal of any such from the Premises or upon removal of any other installation as may be permitted or required by Landlord, Tenant shall immediately and at its expense, repair and restore the Premises to the condition existing prior to such Tenant Alteration. Tenant shall take care during such removal, and Tenant shall repair any damage to the Premises or to the Real Property incurred during such removal. All property permitted or required to be removed by Tenant at the end of the Term which remains on the Premises after the end of the Term shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

10.2 Prior to the commencement of any Alteration, Tenant shall at its sole expense, obtain all required permits, approvals, and certificates required by all Governmental Authorities and upon completion of the alteration, certificates of final approval thereof. Tenant shall deliver to Landlord promptly upon its receipt duplicates of same. Tenant shall carry and will cause Tenant's contractors and subcontractors to carry such workman's compensation, general liability, personal and property damage insurance as required by law and in amounts no less than the amounts set forth in ARTICLE XXX below.

10.3 Upon completion of any Tenant alterations as defined herein, Tenant shall immediately deliver to Landlord (i) an unconditional, final Certificate of Occupancy, (ii) "as-built" final plans and drawings identical to those upon which Landlord granted its approval, and (iii) Tenant's architect's certification that the alterations as completed conform with all applicable local, county state and/or federal statutes, ordinances, rules, regulations and codes including, but not limited to the orders, rates and regulations of the National and local Boards of Fire Underwriters and any other body or bodies hereinafter exercising similar functions.

ARTICLE XI

11. ASSIGNMENT AND SUBLETTING

11.1 Tenant for itself, its heirs, distributees, successors, and assigns, expressly covenants that it shall not directly or indirectly by operation of law, merger, consolidation, reorganization, dissolution, change of majority ownership of Tenant, or otherwise, assign (which for purposes of this Lease, shall include any such merger, consolidation, reorganization, dissolution or change of ownership of Tenant), mortgage, or encumber this Lease, or any part thereof, or permit the Premises to be used by others. Any attempt to do so by the Tenant shall be void. Without the prior written consent of Landlord, this Lease and the interest of Tenant therein or any assignee of Tenant therein, shall not pass by operation of law, and shall not be subject to garnishment or sale under execution in any suit or proceeding which may be brought against or by Tenant or any assignee of Tenant. Notwithstanding the foregoing, Tenant may be acquired by, merge with, or consolidate with another entity, or reorganize itself, provided that the survivor (the "Survivor") of any such acquisition, merger, consolidation or reorganization, within seven days of the closing of said transaction (the "Closing Date"), delivers to Landlord in the manner of a notice a duly executed writing describing in reasonable detail the nature of transaction, the name and principal business address of the Survivor, the Survivor's notice information consistent with Article 25 of this Lease, specifying the Closing Date, and agreeing to assume all of Tenant's rights and obligations under this Lease as of the Closing Date. Under such circumstances, Landlord's approval of the assignment of this Lease to Survivor shall not be unreasonably withheld, conditioned or delayed.

11.2 In the event Landlord shall cancel this Lease, Tenant shall surrender possession of the Premises, or the portion of the Premises that is the subject of the request, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Premises. If the Lease shall be canceled as to a portion of the Premises only, the Basic Rent and Additional Rent payable by Tenant hereunder shall be reduced proportionately according to the ratio that the number of square feet in the portion of space surrendered bears to the total square feet of the Premises.

ARTICLE XII

12. SURRENDER

12.1 Upon the termination of the Term or prior expiration of this Lease, Tenant shall peaceably and quietly quit and surrender to Landlord the Premises, broom clean, in as good condition as on the first day of the Term, normal wear and tear, repairs and replacements by Landlord, alterations, additions, and improvements permitted hereunder, excepted, free and clear of all occupancies.

Tenant's obligations to observe or perform this covenant shall survive the termination date or prior expiration of the Term.

ARTICLE XIII

13. HOLDING OVER

13.1 If Tenant holds possession of the Premises beyond the end of or prior expiration of the Term, Tenant shall become a tenant from month-to-month at 150% the Basic Rent and Additional Rent payable hereunder and upon all other terms and conditions of this Lease, and shall continue to be such month-to-month tenant until such tenancy shall be terminated by Landlord and such possession shall cease. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession by Tenant of the Premises beyond the termination date or prior expiration of the Term, and Landlord, upon said termination date or prior expiration of the Term shall be entitled to the benefit of all legal remedies that now may be in force or may be hereafter enacted relating to the speedy repossession of the Premises. In addition, Tenant shall indemnify and hold Landlord harmless from and against any loss, cost, liability or expense, including, but not limited to, attorney's fees resulting from such failure to vacate and also including any claims made by any succeeding tenant founded on such failure to vacate.

ARTICLE XIV

14.1 LANDLORD'S SERVICES

14.1.a Landlord shall furnish to Tenant the services set forth in this Lease and the Rules and Regulations annexed hereto as services that are covered by the Basic Rent and Additional Rent.

14.1.b Air heating shall be furnished as and when weather conditions require.

14.1.c If Tenant uses or requests the use of air heating or cooling at any times other than 7:00 A.M. to 7:00 P.M. on Business Days (for purposes of this Article only, "Business Day" means any day other than a Sunday, other than a day that is a federal legal holiday in the United States, and other than a day on which banking institutions in the State of New Jersey are authorized or required by law or other governmental authority to be closed), Landlord shall furnish such to Tenant provided that: (1) Tenant pays to Landlord as Additional Rent in advance, the special overtime charge of Fifty ($50.00) Dollars per hour therefor, subject to prorated increase in the charge and surcharge for electric energy by the public utility supplying same to the Building; and (2) Tenant's written request shall be received by Landlord by 1:00 p.m. of the day before such service is required.

14.1.d Tenant shall reimburse Landlord for Landlord's cost of removal from the Premises, the Building or the Real Property, of any excess refuse and rubbish of Tenant and Tenant shall pay all bills therefor within thirty days after same are rendered. In addition, tenant shall reimburse Landlord for the cost to Landlord of replacement of light bulbs (including fluorescent bulbs).

14.2 ELECTRICITY

14.2.a Throughout the Term, Landlord agrees to redistribute electrical energy to the Premises (not exceeding the present electrical capacity at the Premises), upon the following terms and conditions: Landlord shall not be liable in any way to Tenant, Tenant's agents, servants, employees, invitees or licensees, for any loss, damage, or expense which Tenant, Tenant's agents, servants, employees, invitees or licensees, may sustain or incur as a result of any failure, defect, or change in the quantity or character of electricity furnished to the Premises or if such quantity or character of electricity furnished to the Premises is no longer available or suitable for Tenant's requirements or due to any cessation, diminution or interruption of the supply thereof. Tenant shall be responsible for replacing all light bulbs, fluorescent lamps, non-building standard lamps and bulbs, and all ballasts used by Tenant in the Premises.

14.2.b Tenant covenants that its use of electricity in the Premises shall be limited to and for the operation of (1) the building standard lighting, (2) electric typewriters, calculators, copying machines, personal computers, and other small office machines, and (3) cooking equipment reasonably necessary and proper to Tenant's business consistent with the permitted use of the Premises. Tenant shall not substantially increase its electricity use through the addition of equipment or machines without first obtaining the written consent of Landlord.

14.2.c In no event shall Landlord be required or obligated to increase the electrical capacity of any portion of the Building's system, or to provide any additional wiring or capacity to meet Tenant's additional requirements, if any, beyond that which was servicing the Premises at the start of the Lease

Term. Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or serving the Premises. Tenant shall make no alteration to the existing electrical equipment or connect any fixtures, appliances, or equipment in addition to the equipment permitted hereby without the prior written consent of Landlord in each instance. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant upon Landlord's demand. As a condition to granting such consent, Landlord shall require an increase in the Additional Rent by an amount which will reflect the cost of the additional equipment and service to be furnished by Landlord. If Landlord and Tenant agree to such increase the Additional Rent increase shall be determined by an independent electrical engineer, to be selected by Landlord and whose services shall be paid for by Tenant.

14.2.d Landlord reserves the right to discontinue furnishing electric energy to Tenant at any time if directed to do so by any public utility company or Governmental Authority upon not less than one hundred twenty (120) days' written notice to Tenant (or such shorter period of time as Landlord may be so directed). If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such termination, Landlord shall not be obliged to furnish electric energy to Tenant and the Additional Rent (but not the Basic Rent) shall be reduced by a sum per annum equal to the amount that represented the cost to Landlord of such discontinued electricity for which Tenant had been obligated to pay Additional Rent. If Landlord so discontinues furnishing electric energy to Tenant, Tenant shall arrange to obtain electric energy directly from the public utility company furnishing electric energy to the Building. Tenant may obtain such electric energy by means of the then existing Building system feeders, risers, and wiring to the extent that the same are available, suitable, and safe for such purposes. All meters and additional panel boards, feeders, risers, wiring, and other conductors and equipment which may be required to obtain electric energy from the public utility company shall be installed and maintained by Tenant at its sole expense.

14.2.e Landlord shall not be liable in the event of any interruption in the supply of electricity, or for any consequence thereof and Tenant agrees that such supply may be interrupted for inspection, repairs, replacement and in emergencies.

14.2.f The failure of Landlord to furnish any service hereunder shall not be construed as a constructive eviction of Tenant and shall not excuse Tenant from failing to perform any of its obligations hereunder and shall not give Tenant any claims against Landlord for damages for failure to furnish such service.

ARTICLE XV

15. QUIET ENJOYMENT

Landlord covenants and agrees that, upon the performance by Tenant of all of the covenants, agreements, and provisions hereof on Tenant's part to be kept and performed, Tenant shall have, hold, and enjoy the Premises, subject and subordinate to the rights set forth below, free from any interference whatsoever by, from, or through the Landlord, provided, however, that no diminution or abatement of the Basic Rent, Additional Rent, or other payment to Landlord shall be claimed by or allowed to Tenant for inconvenience or discomfort arising from the making of any repairs, improvements or additions to the Premises or the Real Property, nor for any space taken to comply with any law, ordinance, or order of any Governmental Authority, except as and if expressly provided for herein.

ARTICLE XVI

16. AIR AND LIGHT

This Lease does not grant any rights to air and light.

ARTICLE XVII

17. DEFAULT

17.1 Each of the following, whether occurring before or after the Effective Date, shall be deemed a default by Tenant and a breach of this Lease (each a "Default"): (1) the filing of a petition by or against Tenant for adjudication as a bankrupt, or for reorganization, or for arrangement under any bankruptcy act; (2) the commencement of any action or proceeding for the dissolution or liquidation of Tenant, whether instituted by or against Tenant, or for the appointment of a receiver or trustee of the property of Tenant under any state or federal statute for relief of debtors; (3) the making by Tenant

of an assignment for the benefit of creditors; (4) the suspension of business by Tenant or any act by Tenant amounting to a business failure; (5) the filing of a tax lien or a construction lien against any property of Landlord or Tenant, which filing is not bonded or removed within five (5) days after notice thereof from Landlord; (6) failure by Tenant to pay Landlord within fifteen (15) days after first coming due the Basic Rent, Additional Rent or any other sum by the time required by the terms of this Lease; (7) a failure by Tenant in the performance of any other term, covenant, agreement, or condition of this Lease on the part of Tenant to be performed, which failure, if curable, is not cured within fifteen (15) days (or such longer period as may be necessary, so long as Tenant is diligently and continuously undertaking such cure) after notice thereof from Landlord; (8) a default by Tenant under any other lease, sublease or agreement with Landlord; and (9) Tenant's causing or permitting the Premises to be vacant, for a period in excess of ten (10) days without having given Landlord prior notice thereof.

17.2 Notwithstanding anything herein to the contrary, Landlord shall not be required to provide Tenant with more than two (2) notices of default during the Term of this Lease, regardless of the cause giving rise to, or the nature of the default. Tenant herein waives any notice requirements found elsewhere in this Lease beyond the number described herein.

ARTICLE XIII

18. LANDLORD'S RIGHTS UPON TENANT'S DEFAULT

18.1 Upon a Default by Tenant the following provisions shall apply and Landlord shall have the rights and remedies set forth therein which rights and remedies may be exercised upon or at any time following the occurrence of a Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Default has been cured by Tenant in all respects.

18.2 Landlord shall have the right to (i) re-enter the Premises and any improvements located thereon, (ii) repossess itself (by summary proceedings, ejectment or other legal proceedings), (iii) dispossess Tenant, and remove Tenant from the Premises, (iv) terminate this Lease in accordance with paragraph 18.3 below, (v) sue for unpaid Basic Rent, Additional Rent and for all other sums owed to Landlord, (vi) to accelerate all Basic Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord's option, any other Additional Rent and/or other charges to the extent that such Additional Rent and/or other charges can be determined and calculated to a fixed sum; and the amount of accelerated rent and other charges, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant. Additional Rent and/or other charges that have not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.

Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, in addition to all other remedies available to the Landlord hereunder, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant's further right to possession of the Premises and (ii) to terminate this Lease under paragraph 18.3 below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord's termination of possession or termination of this Lease shall be applied by Landlord against Tenant's obligations owing to Landlord as determined by the applicable provisions of paragraphs 18.4 and 18.5 below.

18.3 In addition to all other remedies hereunder, Landlord shall have the right to terminate this Lease as of a date specified in a notice of termination and in such case, Tenant's rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date specified in such notice; and this Lease shall also terminate in all respects except for the provisions hereof regarding Landlord's damages and Tenant's liabilities arising prior to, out of and following the Default and the ensuing termination.

Following such termination (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant's property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord's consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances. All of Tenant's property remaining

at the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord at Tenant's expense.

18.4 Unless and until Landlord shall have terminated this Lease under paragraph 18.3 above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term; and, in addition and without regard to whether Landlord shall have terminated this Lease, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses and expenses, including reasonable counsel fees, as Landlord incurs, directly or indirectly, because of any Default having occurred.

If Landlord either terminates Tenant's right to possession without terminating this Lease or terminates this Lease and Tenant's leasehold estate as above provided, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. It is understood that Landlord shall have no obligation to have the Premises available for reletting or otherwise endeavor to relet so long as Landlord (or any related entity) has other comparable vacant space or property available for leasing to others and that notwithstanding non-availability of other space or property Landlord's obligation to mitigate damages shall be limited to such efforts as Landlord, in its sole reasonable judgment, deems appropriate.

18.5 The damages Landlord shall be entitled to recover from Tenant shall be the sum of:

(1) all Basic Rent, Additional Rent and other charges accrued and unpaid as of the termination date; and

(2) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant's property, improvements and alterations therefrom, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, or, in lieu thereof, the costs and expenses of remodeling or altering the Premises or any part for reletting the same, (iii) the costs of reletting (exclusive of those covered by the foregoing (ii)), including brokerage fees and reasonable counsel fees, and (iv) any overhead expenses related to the vacancy of the Premises for each month or part between the date of termination and the reletting of the entire Premises; and

(3) all Basic Rent, Additional Rent and other charges to the extent that the amount(s) of Additional Rent or other charges have been determined otherwise payable by Tenant over the remainder of the Term.

Less, deducting from the total determined under subparagraphs (1), (2), and (3) all rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

The damage sums payable by Tenant under the preceding provisions of this paragraph 18.5 shall be payable on demand from time to time as the amounts are determined.

In lieu of the damages payable in subparagraph (1), (2), and (3) of this paragraph 18.5, in the event Landlord so elects or relets the Premises (or part thereof) during or attributable to any period falling within the otherwise remainder of the Term, Landlord shall be entitled to recover from Tenant, in a single action, as liquidated damages for such sum (in addition to the damages otherwise set forth herein), an amount calculated to equal the damages set forth in such subparagraph (1), (2), and (3), provided that for the purpose of calculating said liquidated damage amount, Additional Rent and other charges shall be fixed, from the date of such election or commencement of reletting, as the amount of Additional Rent and other charges which would have been paid by Tenant, had Tenant not defaulted, as of the date of such election or commencement of reletting and, the deduction, if any, therefrom as set forth above shall be the fair market rental value of the Premises at the date of such election or the then fixed rent payable by the terms of such reletting as the case may be.

18.6 Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of interest stated at paragraph 1.3.

18.7 Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.

18.8 In addition to any applicable lien, none of which are to be deemed waived by Landlord, Landlord shall have, at all times, and Tenant hereby grants to Landlord, a valid lien and security interest to secure payment of all rentals and other sums of money becoming due under this Lease from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereafter be situated on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated on the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in ARTICLE XXV of this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted herein. Any surplus shall be paid to Tenant or as otherwise required by law; and Tenant shall pay any deficiencies forthwith. Tenant hereby designates Landlord as its attorney-in-fact for purposes of executing all documents reasonably necessary to perfect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of New Jersey.

18.9 For the purpose of this ARTICLE, in the event of Tenant's voluntary or involuntary bankruptcy, should the Tenant as Debtor-in-Possession or a Trustee appointed by the Bankruptcy Court, attempt to provide adequate assurance of Tenant's ability to continue to operate out of the Premises, adequate assurance shall mean, at a minimum, the following:

(i) The Trustee or Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Demised Premises properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

(ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

ARTICLE XIX

19. LANDLORD'S REMEDIES CUMULATIVE; EXPENSES

19.1 All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. For the purposes of any suit brought or based hereon, at Landlord's option, this Lease shall be construed to be a divisible contract, to the end that if Landlord so elects successive actions may be maintained on this Lease as successive periodic sums mature hereunder.

19.2 Tenant shall pay, upon demand, all of Landlord's costs, charges and expenses, including reasonable fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder shall be due as Additional Rent.

ARTICLE XX

20. SUBORDINATION, ESTOPPEL AND ATTORNMENT

20.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term shall include both construction and permanent financing and shall include deeds of trust and similar

security instruments) and all ground or other underlying leases from which Landlord's title is derived ("ground leases") which may now or hereafter encumber or otherwise affect the Real Property or Landlord's leasehold therein, and to any and all renewals, extensions, modifications, recasting or refinancing thereof. This clause shall be self-operative and no further instrument of subordination need to be required by any mortgagee, trustee or ground lessee. Nevertheless, if requested by Landlord, Tenant shall promptly execute such subordination certificate or other subordination document requested. Landlord may execute said certificate or other document on behalf of Tenant if Tenant does not execute said certificate or other document within five (5) days after receiving it and Tenant hereby designates Landlord its attorney-in-fact for such purpose. Tenant agrees that if any proceedings are brought for the foreclosure of any such mortgage, Tenant if requested to do so by the purchaser at the foreclosure sale or the grantee of any deed given in lieu of foreclosure, shall attorn to such purchaser or grantee, shall recognize the purchaser or grantee as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without any deduction or set-off or any kind whatsoever. Tenant agrees that if any proceedings are successfully brought for the termination of any ground lease, or if any other remedy is successfully exercised by any ground lessor whereby the ground lessor succeeds to the interests of tenant under the ground leases, Tenant, if requested to do so by the ground lessor, shall attorn to the ground lessor, shall recognize the ground lessor as the Landlord under this Lease, and shall make all payments required hereunder to such new Landlord without deduction or set-off.

20.2 Tenant agrees at any time and from time to time upon not less than fifteen (15) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord's a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same are in full force and effect as modified and stating the modifications) and the dates to which the Basic Rent and Additional Rent have been paid, and stating whether Tenant knows of any default by Landlord under this Lease, and, if so, specifying each such known default, it being intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Real Property.

20.3 If, in connection with obtaining or continuing financing on the Premises, the Real Property, or improvements thereto, the Landlord's mortgage lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant agrees to promptly execute a modification document incorporating such modifications; provided that said modifications do not increase the monetary obligations of the Tenant or materially adversely affect the Tenant's use of the Premises.

ARTICLE XXI

21. DAMAGE BY FIRE OR OTHER CASUALTY

21.1 If the Premises shall be damaged by fire or other casualty not arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees or, if such damage irrespective of cause shall be insured: (1) except as otherwise provided in subsection (2) hereof, the damage shall be repaired by and at the expense of Landlord (subject to the receipt of applicable insurance proceeds) and the Basic Rent and Additional Rent until such repairs shall be made shall be equitably abated according to the part of the Premises which is usable by Tenant, unless such damage was caused by the fault or negligence of Tenant or its servants, agents, employees, invitees, or licensees, in which case no abatement of Basic Rent or Additional Rent shall be made. Landlord agrees, at its expense, to repair promptly any damage to the Premises, except that Tenant agrees to repair or replace its own furniture, furnishings and equipment. No penalty shall accrue due to a delay caused by strike, lock-out or other labor troubles, act of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty, or any other cause similar or dissimilar, beyond the reasonable control of either Landlord or Tenant, or due to the passing of time while waiting for an adjustment of insurance proceeds ("Excusable Delay"). (2) If the Premises are totally damaged or are rendered wholly untenantable by fire or other casualty, or if Landlord's architect certifies that it cannot be repaired within four (4) months of the casualty or if Landlord shall decide not to restore or repair same, or shall decide to demolish the Building or to rebuild it, then Landlord shall, within two (2) months after such fire or other casualty, give Tenant a notice of such circumstance or decision, and thereupon the Term shall expire ten (10) days after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord. (3) If Landlord fails to complete the repair and restoration of the Premises within six (6) months from the date of the casualty (subject to Excusable Delays) then Tenant shall have the right to cancel and terminate this Lease upon the delivery of a notice to Landlord delivered within fifteen (15) days after the expiration of the aforesaid six (6) month period. (4) Landlord agrees that it shall diligently pursue all repair and restoration work required on its part to be completed hereunder.

21.2 If the Premises shall be damaged by fire or other casualty arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees and said damage is not covered under the policy or policies of insurance issued to Landlord or Tenant, Tenant shall be liable to Landlord as is elsewhere provided in this Lease, Landlord shall have the option but not the obligation to restore or rebuild the same or to terminate this Lease and Tenant shall continue to be responsible to pay Basic Rent and Additional Rent without abatement for the entire Term otherwise applicable. Notwithstanding anything herein to the contrary, under no circumstances shall Tenant have the right to cancel and terminate this Lease in the event the Premises shall be damaged by fire or other casualty arising from the fault or negligence of Tenant or its servants, agents, employees, invitees or licensees.

ARTICLE XXII

22. MUTUAL WAIVER OF SUBROGATION CASUALTY

Each party hereto waives any cause of action it might have against the other party on account of any loss or damage that is insured against under any insurance policy (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Building, and/or Premises, Landlord's or Tenant's fixtures, personal property, leasehold improvements or business and which names Landlord or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier's right of recovery under subrogation or otherwise against the other party.

ARTICLE XXIII

23. CONDEMNATION

23.1 If the Premises shall be acquired or condemned by eminent domain proceeding, or by giving of a deed in lieu of thereof, then and in that event, the Term shall cease and terminate from the date of title-vesting pursuant to such proceeding or agreement. If only a portion of the Premises shall be so acquired or condemned, this Lease shall cease and terminate at Landlord's option, and if such option is not exercised by Landlord, an equitable adjustment of the Basic Rent and Additional Rent payable by Tenant for the remaining portion of the Premises shall be made. If 25% or more of the Premises shall be acquired or condemned, the Tenant shall also have the option to terminate this Lease. In the event of a termination under this ARTICLE other than for the adjustment of the Basic Rent and Additional Rent as hereinbefore mentioned, Tenant shall have no claim whatsoever against Landlord including (without limitation) any claim for the value of any unexpired Term; nor shall Tenant be entitled to claim or receive any portion of any amount that may be awarded as damages or paid as a result of such proceedings or as the result of any agreement made by the condemning authority with Landlord. Tenant shall assert no claim, including (without limitation) any claim for the value of any unexpired Term, against the condemning authority that may in any way impair or diminish Landlord's claims against such condemning authority.

ARTICLE XXIV

24. CHANGES SURROUNDING BUILDING

24.1 This Lease shall not be affected or impaired by any change, alteration or addition in, to or of any sidewalk, alley, street, landscape or structure adjacent to or around the Building or Real Property, except as provided in immediately preceding ARTICLE.

24.2 Any changes in the arrangement or location of any public portion of the Building not contained in the Premises or any part thereof shall not constitute an eviction or disturbance of Tenant's use or possession of the Premises provided such change does not unreasonably interfere with Tenant's use of or ingress to and from the Premises and Landlord shall be free to make such changes or alterations without liability to Tenant

24.3 Landlord may designate a name and address for the Building and may change same from time to time as Landlord sees fit or as may be required by law.

ARTICLE XXV

25. NOTICES

25.1 Notices. All notices, requests, consents, approvals or other communications under this Lease shall be in writing and shall be deemed given upon receipt by certified mail, return receipt requested, postage prepaid, upon personal delivery or delivery by a nationally recognized overnight courier service which

provides delivery receipts (e.g., UPS, FedEx), or upon delivery by email or confirmed facsimile, addressed as follows (the below information may be changed at any time in the manner of a notice):

If to Landlord:
Mawlt, Inc.
24 N. Main Street
Pennington, New Jersey 08534
Email: scott.purvis@gandrllc.com

If to Tenant:
OncoSec Medical Incorporated
5820 Nancy Ridge Drive
San Diego, California 92121
Email: doconnor@oncosec.com

ARTICLE XXVI

26. NO WAIVER

26.1 No delay or forbearance by Landlord, no act or undertaking by Landlord and/or no waiver by Landlord of any breach by Tenant of any of the terms, covenants, agreements, or conditions of this Lease shall be deemed to constitute a waiver of any current (unless Landlord so agrees in writing) or succeeding breach thereof, or a waiver of any breach of any of the terms, covenants, agreements and conditions herein contained.

26.2 No employee of Landlord or of Landlord's agents shall have any authority to distribute or accept any keys or the access codes to the Premises prior to the Termination Date, and the delivery of keys to any employee of Landlord or Landlord's agents shall not operate as an acceptance of a termination of this Lease or an acceptance of a surrender of the Premises.

26.3 The receipt by Landlord of the Basic Rent and Additional Rent with or without knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Basic Rent or a lesser amount of the Additional Rent then due shall be deemed to be other than on account of the earliest stipulated amount then due, nor shall any endorsement or statement on any check or any letter or other instrument accompanying any check or payment as Basic Rent or Additional Rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or pursue any other remedy provided in this Lease.

26.4 The failure of Landlord to enforce any of the Rules and Regulations as may be set by Landlord from time to time against Tenant or against any other tenant in the Building shall not be deemed a waiver of any such Rule or Regulation.

ARTICLE XXVII

27. LANDLORD'S RESERVED RIGHTS

27.1 Landlord reserves the following rights: (1) if during or prior to the last ninety (90) days of the Term Tenant vacates the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy and, (2) to masterkey all locks to the Premises.

27.2 Landlord may enter upon the Premises and may exercise either of the foregoing rights hereby reserved without being deemed to have caused an eviction or disturbance of Tenant's use and possession of the Premises and without being liable in any manner to Tenant.

ARTICLE XXIII

28.1 LANDLORD'S LIABILITY

28.1 Landlord, as well as Landlord's owners, servants, employees, agents or licensees, shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain, snow, or leaks from any part of the Building or from the pipes, appliances, plumbing, or the roof, street, subsurface, or from any other place or by dampness, offensive odors or noise, or by any other cause of whatsoever nature, unless caused by or due to the negligence of Landlord or its agents.

28.2 Should Tenant enter the Premises prior to the start of this Lease for the purpose of making any installations, alterations or improvements as may be permitted by Landlord, Landlord shall have no liability or obligation for the care or preservation of Tenant's property, for personal injury, or otherwise.

28.3 Tenant agrees to take such steps, at its own cost, as it may deem necessary and adequate for the protection of itself, and its agents, servants, employees, invitees, and licensees against personal injury and property damage, by insurance, as a self-insurer or otherwise.

ARTICLE XXIX

29. TENANT'S LIABILITY

29.1 Tenant shall hold Landlord harmless from and indemnify Landlord for all expenses, damages, or fines, incurred or suffered by Landlord by reason of any breach, violation, or non-performance by Tenant, its agents, servants, employees, invitees, or licensees of any covenant or provision of this Lease, or by reason of damage to persons or property caused by moving property of or for Tenant in or out of the Building, or by the installation or removal of furniture or other property of or for Tenant or by reason of, or arising out of the carelessness, negligence or improper conduct of Tenant, or its agents, servants, employees, invitees, and licensees in the use or occupancy of the Premises. Any such expense shall be deemed Additional Rent, due in the next calendar month after it is incurred.

ARTICLE XXX

30. TENANT'S INSURANCE

30.1 Notwithstanding the agreement in paragraph 28.2 above, and in addition thereto, Tenant covenants to provide on or before the Effective Date for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord and Tenant against any liability whatsoever occasioned by any occurrence on or about the Premises or any appurtenances thereto. Such policy is to be written by insurance companies qualified to do business in the State of New Jersey and the limits of liability thereunder shall not be less than the amount of One Million Dollars ($1,000,000.00) with respect to any one person, with respect to any one accident, and with respect to property damage, and Two Million Dollars ($2,000,000.00) with respect to more than one person, with respect to any one accident. Such insurance may be carried under a blanket policy covering the Premises and other locations of Tenant, if any.

30.2 Prior to the time such insurance is first required by this ARTICLE to be carried by Tenant, and thereafter, at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance, including the Landlord and the managing agent as an additional insured, together with evidence of payment for the policy. Said policy or certificate shall contain an endorsement that such insurance may not be canceled except upon thirty (30) days' notice to Landlord.

30.3 Upon failure at any time on the part of Tenant to procure and deliver to Landlord the policy or certificate of insurance, as hereinabove provided, stamped "Premium Paid" by the issuing company at least thirty (30) days before the expiration of the prior insurance policy or certificate, if any, or to pay the premiums therefor, Landlord shall be at liberty, from time to time, as often as such failure shall occur, to procure such insurance and to pay the premium therefor, and any sums paid for insurance by Landlord shall be and become, and are hereby declared, to be Additional Rent hereunder for the collection of which Landlord shall have all the remedies provided for in this Lease or by law for the collection of rent. Payment by Landlord of such premium or the carrying by Landlord of any such policy shall not be deemed to waive or release the default of Tenant with respect thereto. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a Default hereunder entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Default.

ARTICLE XXXI

31. CONSTRUCTION LIENS

31.1 Nothing herein contained shall be construed as Landlord's consent to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability. The Tenant shall have no power or right to any act or make any contract that may create or be the format for any lien, mortgage

or other encumbrance upon the estate of the Landlord. Notwithstanding the foregoing, any construction lien filed against the Real Property for work claimed to have been done for, or materials claimed to have been furnished to Tenant, shall be bonded or discharged by Tenant within five (5) days after notice of filing, at Tenant's expense. Tenant shall forever indemnify and hold Landlord harmless from and against any and all claims arising from said liens including all costs, expenses, losses, fines and penalties, including without limitation, reasonable attorneys fees related thereto or resulting therefrom. This clause shall survive termination of this Lease.

ARTICLE XXXII

32. NOTICE OF FIRE, ACCIDENTS AND NEEDED REPAIRS

Tenant shall give Landlord immediate notice in case of fire or accident affecting the Premises or, in case of fire or accident involving Tenant, its servants, agents, employees, invitees, or licensees, affecting the Building or on the Real Property. Tenant also shall give Landlord immediate notice of any condition in at or about the Building of which it is aware that requires repair or that, if not repaired or addressed promptly, threatens the functionality or integrity of the Building or any part thereof.

ARTICLE XXXIII

33. RELEASE OF LANDLORD

33.1 The term "Landlord" as used in this Lease means only the owner for the time being of the Real Property or the lessee of a lease of the Real Property. In the event of any transfer of title to or lease of the Real Property, the Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord accruing from and after the date of said transfer hereunder and this Lease shall be deemed and construed as a covenant running with the Land without further agreement between the parties or their successors in interest.

33.2 Landlord, as well as Landlord's owners, servants, employees, agents or licensees, shall be under no personal or recourse liability with respect to any of the provisions of this Lease, and if Landlord is in breach or default with respect to its obligations or otherwise, Tenant shall look solely to the equity of Landlord in the Real Property for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, and obligations of this Lease shall in no event exceed the loss of its equity in the Real Property.

ARTICLE XXXIV

34. USE OF SECURITY DEPOSIT

34.1 Simultaneously with the execution and delivery of this Lease Tenant shall pay Landlord as and for a security deposit the sum of $12,316.00 (the "Security Deposit"), which sum shall be held by Landlord in a non-interest bearing account, and which sum may be commingled with Landlord's other monies, and applied or paid from time to time in accordance herewith.

34.2 In the event of a default of Tenant in respect of any of the terms, covenants or conditions of this Lease, without regard to any provision in this Lease regarding notice to cure, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Basic Rent, Additional Rent, or any other sum as to which Tenant is in default, or for any sum which Landlord may expend or may be required to expend by reason of Tenant's Default in respect to any of the terms, covenants, or conditions of this Lease, including but not limited to, any damages or deficiency accrued before or after summary proceedings of other re-entry by Landlord. In the event that Landlord may at any time or from time to time use, apply or retain the whole or any part of the Security Deposit as aforesaid, Tenant shall immediately restore the Security Deposit to the sum thereof prior to any such use, application or retention. In the event that Tenant shall fully and faithfully comply with all of the terms, covenants, and conditions of this Lease, the remaining amount of the Security Deposit shall be returned to Tenant, without interest, after the Termination Date and after delivery of possession of the entire Premises to Landlord. Any unapplied balance of the Security Deposit shall be returned to Tenant no later than 30 days after the termination of the Lease.

34.3 In the event of a sale of the Real Property or a leasing thereof, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit transferred to the new Landlord; and Tenant agrees to look to the new Landlord solely for the return of the Security Deposit; and it is agreed that the provisions thereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not

assign or encumber, or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, or attempted encumbrance.

ARTICLE XXXV

35. HAZARDOUS WASTE, AIR, WATER AND GROUND POLLUTION

35.1 Tenant hereby represents and warrants that its Standard Industrial Classification (SIC) code is 2834. If Tenant's SIC code shall ever change it shall immediately notify Landlord of such change. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biological or chemically active or other hazardous substances, or materials. Tenant shall not allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought into the Premises, Building or Real Property any such materials or substances except to use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such substances or materials. Without limitation, hazardous substances and materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been release of hazardous materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies particularly to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's knowledge and belief regarding the presence of hazardous substances or materials on the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of hazardous materials on the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Lease Term. The Tenant expressly covenants and agrees to indemnify, defend, and save the Landlord harmless against any claim, damage, liability, costs, penalties, or fines which the Landlord may suffer as a result of Air, Water or Ground Pollution (hereinafter referred to as ("Pollution") caused by the Tenant in its use of the Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any such claim that the Tenant is causing Pollution; and the Tenant, in any event, will take immediate steps to halt, remedy or cure any Pollution caused by the Tenant by its use of the Premises. The foregoing covenant shall survive the expiration or termination of the within Lease.

ARTICLE XXXVI

36. ISRA COMPLIANCE

36.1 Tenant shall not cause the Premises to be used as an "Industrial Establishment" as defined under the New Jersey Industrial Site Remediation Act, N.J.S.A. 12:1K-6 et seq. ("the Act") and all regulations promulgated pursuant to the Act. Tenant shall, at Tenant's own expense, comply with the Act, Tenant shall, at Tenant's own expense, provide all information within Tenant's control requested by Landlord or the Bureau of Industrial Site Evaluation for the preparation of submissions, declarations, reports and plans pursuant to the Act. If the New Jersey Department of Environmental Protection (DEP) or any successor agency shall determine that a clean-up plan be prepared and that a clean-up be undertaken because of any spills or discharges of hazardous substances or wastes at the Premises or elsewhere if Tenant or persons acting under Tenant or on behalf of Tenant caused such release, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and carry out the approved plans. Tenant shall indemnify, defend and save harmless Landlord from all costs, expenses, fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any such spills or discharges of hazardous substances or wastes at the Premises or elsewhere if caused by Tenant or persons acting under Tenant or on behalf of Tenant. Tenant's obligations and liability under this Paragraph shall survive the Term of this Lease and shall continue so long as Landlord remains responsible for any spills or discharges or hazardous substances or wastes at the Premises. Tenant also agrees to cooperate with the Landlord in obtaining ISRA approval.

ARTICLE XXXVII

37. RENEWAL

The Lease Term shall renew for an additional two-year term (the "Renewal Term") provided Tenant shall have given Landlord notice of renewal at least six months prior to the end of the Term ("Renewal Notice"). During the first year of the Renewal Term the Basic Rent shall be \$25.00/sq. ft. (i.e.,

$6,414.58/month), and during the second year of the Renewal Term the Basic Rent shall be $25.50/sq. ft. (i.e., $6,542.88/month).

ARTICLE XXXVIII

38. EXPANSION OPTION

Provided that the Tenant then is not in Default and the Lease then is in full force and effect, at any time after the first twelve months of the Term the Tenant may give Landlord notice of its intent to expand the Premises (the "Expansion Option") to include any then unleased, rentable space in the Building and identifying with reasonable clarity the unleased, rentable space in question (the "Added Space") and specifying the effective date of the expansion (the "Expansion Date"). As of the Expansion Date: (a) the Lease Term automatically shall be renewed for a further two-years beyond the end of the Term at the Basic Rent specified in ARTICLE XXXVII above, and Tenant automatically shall be deemed to have waived its right to give a Non-Renewal Notice; (b) the Added Space automatically shall be included in the Premises; (c) the Basic Rent and the Tenant's Pro-Rata Share shall be adjusted to reflect the inclusion of the Added Space's square footage; and (d) in all other respects the Lease terms shall remain unchanged and continue in full force and effect.

ARTICLE XXXIX

39. MISCELLANEOUS

39.1 ENTIRE AGREEMENT: This Lease contains the entire agreement between the parties, and any attempt hereafter made to change, modify, discharge, or effect an abandonment of it in whole or in part shall be void and ineffective unless in writing and signed by the party against whom enforcement of the change, modification, discharge, or abandonment is sought.

39.2 JURY TRIAL WAIVER: Landlord and Tenant do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any connection with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or any claim, injury or damage, or any emergency or statutory remedy.

39.3 FORCE MAJEURE: If, by reason any circumstance or condition constituting Excusable Delay, Landlord shall be unable to fulfill its obligations under this Lease or shall be unable to supply a service which Landlord is obligated to supply, this Lease and Tenant's obligation to pay Basic Rent and Additional Rent hereunder shall in no way be affected, impaired, or excused.

39.4 BROKER: Tenant represents that it has not dealt with any real estate broker in connection with this Lease other than Gloria Nilson & Co. Real Estate and Savills Studley. Tenant indemnifies and holds Landlord harmless of and from any and all claims, liabilities, costs, or damages Landlord may incur as a result of a breach of this representation, or as a result of any claim asserted on the basis of allegations that would involve (if true) a breach of this representation.

39.5 SEVERABILITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby and all other terms and provisions of this Lease shall be valid and enforced to the fullest extent permitted by law.

39.6 INTERPRETATION:

39.6.1 Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

39.6.2 Words of any gender used in this Lease shall be held to include any other gender, and words in singular number shall be held to include the plural, when the sense requires.

39.6.3 All pronouns and any variations thereof shall be deemed to refer to the neuter, masculine, feminine, singular, or plural as the identity of the Tenant requires.

39.6.4 No rules of construction shall apply by reason of the identity of the draftsperson of the Lease. No remedy or election given by any provision in this Lease shall be deemed exclusive unless so indicated, but each shall, wherever possible, be cumulative with all other remedies in law or equity except as otherwise specifically provided. Each provision hereof shall be deemed both a covenant and a condition and shall run with the land.

39.6.5 If, and to the extent that, any of the provisions of any Rider to this Lease conflict or are otherwise inconsistent with any of the preceding provisions of this Lease, or of the Rules and Regulations appended to this Lease, whether or not such inconsistency is expressly noted in the Rider, the provisions of the Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

39.6.6 Tenant agrees that all of Tenant's covenants and agreements herein contained providing for the payment of money and Tenant's covenant to remove mechanics' liens shall be deemed conditions as well as covenants, and that if default be made in any such covenants, Landlord shall have all of the rights provided for herein.

39.6.7 The parties mutually agree that the headings and captions contained in this Lease are inserted for convenience of reference only, and are not to be deemed part of or to be used in construing this Lease.

39.6.8 The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns except as otherwise provided herein.

39.6.9 It is further understood and agreed that wherever the provisions of this Lease require that Landlord shall approve or consent, Landlord agrees not to unreasonably withhold such prompt approval and consent and wherever Tenant is required to do anything to the satisfaction of Landlord it shall be deemed except as set forth in ARTICLE XI and elsewhere as stated in Lease that reasonable satisfaction of Landlord will be sufficient.

39.6.9.1 This Lease has been executed and delivered in the State of New Jersey and shall be construed in accordance with the laws of the State of New Jersey, and Landlord and Tenant acknowledge that all of the applicable statutes of the State of New Jersey are superimposed on the rights, duties, and obligations of Landlord and Tenant hereunder and this Lease shall not otherwise provide that which said statutes prohibit.

39.6.9.2 Landlord has made no representations or promises with respect to the Premises or the Real Property, except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

39.6.9.3 Tenant shall not record this Lease or a memorandum thereof.

39.7 LANDLORD'S WORK: Notwithstanding any other provision contained herein to the contrary, and except to the extent of the Loaned Property (as defined below): (a) on the Effective Date Landlord will deliver the second floor Premises to Tenant in "broom clean" condition with all Landlord's personal property removed therefrom, and with all mechanical systems serving the Premises in good working order; and (b) sixty days after the Effective Date Landlord will remove from the third floor Premises all Landlord's personal property therefrom (other than the "Town Hall" sign) removed therefrom. Landlord hereby loans to Tenant at no additional charge the items of Landlord's personal property identified in <u>Exhibit B</u> annexed hereto and incorporated herein (the "Loaned Property") for Tenant's use only at the Premises for so long as this Lease remains in full force and effect and Tenant has not permitted any Default to continue beyond any cure period. Tenant shall care for and maintain the Loaned Property, shall not remove it from the Premises, and shall return it to Landlord at the end of the Term in the same condition in which it was delivered to Tenant, reasonable wear and tear excepted.

39.8 PARKING: Notwithstanding any other provision contained herein to the contrary, and provided doing so complies with applicable law, Tenant may place an appropriately designed and sized two (2) signs in front of one of the building's two parking spaces in its parking lot indicating that said space is reserved for "OncoSec".

IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

WITNESS:

____

WITNESS:

____

Landlord:
MAWLT, INC.

By: ________________________
Scott Purvis
President

Tenant:
ONCOSEC MEDICAL INCORPORATED

By: ________________________
Name: Richard B. Slansky
Title: Chief Financial Officer

EXHIBIT A

RULES AND REGULATIONS

1. Tenant shall not obstruct or permit its employees, agents, servants, invitees or licensees to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any way other than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the building which could cause a fire or an explosion or produce any fumes or vapor, make or permit any improper noises in the Building; smoke in any elevator, throw substances of any kind out of windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2. Water closets and urinals shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, ashes, acids, newspaper or any other substances of any kind shall be thrown into them. Waste of electricity or water is prohibited. All damages resulting from any misuse of the fixtures shall be borne by the tenant.

3. The windows, doors, partitions and lights into the halls or other places of the Building shall not be obstructed. NO SIGNS, ADVERTISEMENTS OR NOTICES SHALL BE INSCRIBED, PAINTED, AFFIXED OR DISPLAYED IN, ON, UPON OR BEHIND ANY WINDOWS, except as may be required by law or as consented to by Landlord in writing, which consent may not be withheld unreasonable provided the proposed signage is customary for multi-tenant buildings in the Pennington, New Jersey area and provided it is in keeping with the dignity of the building. No sign, advertisement or notice shall be inscribed, painted or affixed on any doors, partitions or other part of the inside of the Building, without the prior written consent of Landlord, and except as provided in Article 4 of the Lease. If such consent be given by Landlord, any and all signage shall be inscribed, painted or affixed by an entity or individual approved by Landlord but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

4. No contract of any kind with any supplier of towels, ice making machine, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage or other like service shall be entered into by Tenant, nor shall any vending machine of any kind (except soda and candy) be installed in the Building, without the prior written consent of Landlord.

5. When electrical, telephone, Internet or data wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord, and shall be done only by contractors reasonably approved by Landlord. No tenant shall lay floor covering so that the same shall be in direct contact with the floor of the Premises: and if floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste of other material, the use of cement or other similar adhesive material being expressly prohibited. No tenant shall mark, paint, drill into or in any way deface any part of the Building and no boring, cutting or stringing of wires shall be permitted except with the prior written consent of the Landlord.

6. Landlord shall have the right to prescribe the weight, size and position of all safes and other bulky or heavy equipment and all freight brought into the Building by any Tenant; and the time of moving the same in and out of the Building; other than computer hardware and related equipment and other merchandise which Tenant receives on in every-day basis in the normal course of its operations. All such moving shall be done under the supervision of Landlord. Landlord will not be responsible for loss of or damage to any such equipment or freight from any cause; but all damage done to the Building by moving or maintaining any such equipment or freight shall be repaired at the expense of the Tenant. Landlord reserves the right to inspect all freight to be brought into the Building other than in Tenant's normal course of operation and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. If Tenant wishes to place any safes or vaults in the Premises, it may do so at its own expense, and Landlord reserves the right to prescribe their weight and position.

7. No heavy machinery of any kind or articles of unusual weight or size will be allowed in the Building, without the prior written consent of Landlord. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant's expense, in a setting sufficient, in Landlord's reasonable judgment, to absorb and prevent vibration, noise and annoyance to other tenants.

8. No additional lock or locks shall be placed by Tenant on any door in the Building, without the prior written consent of Landlord, except for doors within the interior of the Premises; subject, at all times, to Landlord having the master key to all locked rooms. If any keys are furnished to Tenant by Landlord at no charge, any additional keys requested by Tenant shall be paid for by Tenant at the actual

cost thereof. Tenant, its agents and employees, shall not have any duplicate key made and shall not change any lock or the access codes to the Premises. Tenant shall not change any such access codes without simultaneously advising Landlord of the new access code. All keys to doors and washrooms shall be returned to Landlord on or before the Termination Date; and in the event of a loss of any keys furnished, Tenant shall pay Landlord the cost thereof. Tenant agrees that all keys furnished shall be imprinted "do not duplicate".

9. Tenant shall not employ any person or persons for the purpose of cleaning the Premises, without the prior written consent of Landlord. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause, except the negligence or willful misconduct of Landlord, its agents, servants, employees and vendors.

10. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

11. The requirements of Tenant will be attended to only upon application (in person or by telephone) at the office of Landlord. Employees of Landlord shall not perform work for Tenant or do anything outside of their regular duties, unless under special instructions from Landlord.

12. The Premises shall not be used for lodging or sleeping purposes, and cooking therein prohibited except a toaster, toaster oven, coffee machine and a microwave oven.

13. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises: permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall have the right to install and use television sets and VCR's for training purposes.

14. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord. Such curtains, blinds and shades must be a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

15. Canvassing, soliciting and peddling in the Building by non-Building tenants are prohibited, and Tenant shall cooperate to prevent the same.

16. There shall not be used in the Premises or in the Building either by Tenant or by others in the delivery or receipt of merchandise, supplies or equipment, any hand trucks except those equipment with rubber tires and side guards.

17. Each Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and all entrance doors locked.

18. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building: (a) the exclusive right to the use of the name of the Building for all purposes, (subject to the provisions of Article 4) except that Tenant may use the name as its business address and for no other purpose; (b) subject to Article 4, the right to change the name or address of the Building, with reasonable notice to Tenant without incurring any liability to Tenant for so doing; (c) subject to Article 4, the right to install and maintain a sign or signs on the exterior of the Building; (d) the exclusive right to use or dispose of the use of the roof of the Building; (e) the right to limit the space on the directory of the Building to be allotted to Tenant; (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building provided that such does not restrict, encumber or impair access to the Premises nor degrade the image of the Building.

19. All removals from the Building, or the moving or carrying in or out of the Building of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours as Landlord or its agent may determine from time to time. All deliveries of any nature whatsoever to the Building must be made only through Building entrances specified by Landlord for such deliveries. Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord may require any person leaving the Building with any package or other object or matter, to submit a pass, listing such package or object or matter from the tenant from whose premises the package or other object or matter is being removed, but the establishment and enforcement of such requirement shall not impose any responsibility on the Landlord

for the protection of any tenant against the removal of property from the premises of such tenant. Landlord shall, in no way, be liable to Tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the Demised Premises or the Building under the provisions of this Rule.

22. Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary or desirable for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building or the equipment thereof, or the comfort of tenants or others in the Building. No rescission, alteration or waiver of any rule or regulation in favor of one tenant shall operate as a rescission, alteration or waiver in favor of any other tenant.

EXHIBIT B

(Loaned Property)

1. On the second floor – the conference room table and chairs, 2-3 additional chairs that are in good condition and match the conference room chairs, the whiteboard, the pictures of Princeton, the mirror, the picture across from bathroom, the map above credenza in second floor reception, and all of the three drawer Global file cabinets and plus wood top.

2. In the first floor hallway - the bench and the picture above it.